Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.


                               PURCHASE AGREEMENT

         Contact Wireless,  Inc., a Texas corporation,  ("Contact")
(hereinafter referred to as "Seller") and eRF, Inc. ("Buyer") with offices at 103 Courageous Drive League City Texas 77573 agree as follows:

1.       Recitals

         WHEREAS, Seller is the owner of a paging network and related business covering the San Antonio, Texas area ("Business"). The paging network assets ("Assets") are described on Appendix 1A, attached hereto and made a part hereof. Seller is willing to sell the Assets as described in this Agreement.

         WHEREAS, Seller is the lessee of certain real property at 101 Courageous Drive, League City, Texas and 12719 Spectrum, Suite 101, San Antonio, Texas through which the Business is operated. Seller shall sublease such real property to Buyer pursuant to terms of the Sublease Agreement attached hereto as Exhibit B and made a part hereof.

         WHEREAS, Buyer is in the business of providing products and services for the wireless industry and desires to purchase the Assets from Seller as described in this Agreement. Buyer also desires to enter into a Sublease Agreement and a License Agreement with Seller.

         NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

2.       Agreement to Sell, License and Sublease

         A.       Purchase of Assets.

                    1. Subject to the terms and conditions hereof, Seller hereby sells, assigns, conveys and transfers to Buyer good title in the Assets as more particularly described in Appendix "1A" attached hereto and made a part hereof, and Buyer hereby accepts from Seller the tangible and intangible assets which are listed on Appendix 1A. Seller makes no representation or warranty regarding the Assets. With respect to intangible assets such as accounts receivable, Seller makes no warranty or representation regarding the collectibility of the Accounts Receivable on the books of Seller which have been acquired in the ordinary course of business. Seller shall provide Buyer with an aging of all accounts and notes receivable showing amounts due in 30 day aging categories upon the execution of this Agreement dated as of October 1, 2003. and an updated aging within 5 days prior to the Closing Date. Buyer warrants and represents that it has performed its own due diligence and does not rely upon any representation by Seller in entering this Agreement.

                    2. Seller conveys to Buyer the assets pursuant to assignments and bills of sale between Buyer and the Seller. The purchase price to be paid at Closing by the Buyer to the Seller for the Assets is $25,000.00, ("Purchase Price").

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.

                    3. Further, Buyer will assume all of the recurring obligations to pay in connection with the Business, for amounts due for services rendered and/or goods delivered after Closing, listed on Appendix "C" ("Liabilities").

         B.       Sublease Agreement.

                  Seller shall sublease to Buyer the office space in League City, Texas and San Antonio, Texas accordance to the terms of the Sublease Agreement attached hereto as Exhibit B and made a part hereof.(Also Seller will cooperate with Buyer to have lease at xxx Taylor transferred over to Buyer or if not possible to sublease to Buyer until end of lease.

3.       Employees and Obligations to Them.

                  Seller shall terminate, effective as of October 1, 2003, the employment of Kathleen A. Scarbro and Christopher J. Hofmockel employed by Seller in connection with the Business located in San Antonio, Texas. Seller shall make available the referenced employees to Buyer in the event Buyer desires to offer employment to such individuals ("Employees"). Seller shall be responsible for and shall pay, when due, any and all compensation due the terminated Employees through the Closing Date. Any employment in the Business continued after the October 1st , 2003 shall be on such terms and conditions as may be specified by Buyer exclusively.

4.       Seller's Representations and Warranties

         Seller represents and warrants that the following are true as of the date of this Agreement and will be true at Closing:

          A.   Organization and Standing.

               Seller is a Texas corporation, validly existing under the laws of the State of Texas, with full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business in all jurisdictions where it does business.

          B.   Ownership of Assets.

               Seller is the owner of the Assets, but makes no representation or warranties regarding whether or not such Assets are free and clear of all liens, encumbrances, charges, contractual or other restrictions on transfer, equities, security interests, options or other restrictions of whatever nature. Notwithstanding the foregoing, the Assets may be subject to prior Bexar County tax liens in connection to business personal property and Seller will take all necessary actions to indemnify Buyer against any such liabilities. Buyer will be responsible for all additional new property taxes on the assets after October 1, 2003. Buyer warrants and represents that it has performed its own due diligence and does not rely upon any representation by Seller in entering this Agreement.

          C.   Lease.

                  Eagle Broadband, Inc. is the person entitled to occupy and use the leased real property under the Lease located at 101 Courageous Drive, League City, Texas 77573. Eagle Broadband is not in default under such Lease.

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.


          D.   Approval and Binding Agreement.

               Seller has approved, by all necessary and appropriate corporate action, the execution, delivery and performance of this Agreement and consummation of the Transactions, and has authorized its officers to take all action and to execute, acknowledge and deliver all documents appropriate to consummate the Transactions. No other approvals for the Transactions or the Agreement must be obtained which have not been obtained. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

          E.   Financial Statements.

               The books and records and monthly profit and loss statements for the Seller as of October 1, 2003 (together, the "Financial Statements") are, as delivered to Buyer, correct in all material respects and fairly represent the financial and operational condition of Seller as of their dates.


          F.   Contracts.

               Seller makes no representation or warranties regarding whether or not any contracts, agreements, leases, or commitments are not terminable at will or whether or not such contracts can be assigned to Buyer, which would prevent Buyer from continuing the Business as it is now substantially conducted by Seller, including, without limitation, those with purveyors or suppliers of items used in the conduct of the Business. Should there be discovered contracts, supply agreements or leases not immediately assignable to Buyer then Seller agrees to cooperate with Buyer to allow Buyer to sublease or subcontract with Seller at no cost to Seller until such item can be fully transferred to Buyer. Buyer warrants and represents that it has performed its own due diligence and does not rely upon any representation by Seller in entering this Agreement.

          G.   Tax Matters.

              Seller makes no representations or warranties regarding whether or not all tax returns required to be filed before Closing, with respect to Seller or its operations and affecting the Assets, with any taxing authority will have been or have been filed as of Closing Seller makes no warranty or representation with respect to whether or not any tax or other liens exist on the assets being purchased by Buyer as of the effective date of the sale. Buyer warrants and represents that it has performed its own due diligence and does not rely upon any representation by Seller in entering this Agreement.

          H.   Litigation

               Seller makes no representation or warranties regarding whether or not any litigation, actions or proceedings, legal, equitable, administrative, arbitration or otherwise, ("Litigation") exist or are pending or threatened which might affect the Assets or the consummation of the Transactions. Buyer warrants and represents that it has performed its own due diligence and does not rely upon any representation by Seller in entering this Agreement.

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.


          I.   Breach of Other Instruments or Agreements.

               Contact Wireless breached a property lease agreement dated September 1st , 2002 which is not a part of this asset sale and which will not become an assumed liability of Buyer. Buyer warrants and represents that it has performed its own due diligence and does not rely upon any representation by Seller in entering this Agreement.

          J.   Permits, Licenses and Franchises.

               Seller makes no representation or warranties with respect to whether or not , (i) Seller has all permits, licenses, franchises, and other authorizations (together, "Imprimaturs") necessary to, and has substantially complied with all laws applicable to, the conduct of the Business as it relates to the Assets in the manner in which the Business is currently being conducted, and Seller makes no representation or warranties with respect to whether or not the Imprimaturs are valid and in full force and effect. Seller will cooperate with Buyer to have transferred all rights title and interest in all "Imprimaturs" associated with the Assets being purchased by Buyer including, but not limited to, the contractual right to have the operational FCC licenses of Seller transferred from Contact New Mexico to the corporate entity of Buyer. Buyer warrants and represents that it has performed its own due diligence and does not rely upon any representation by Seller in entering this Agreement.

          K.   Certain Business Practices.

               Eagle Broadband, Inc. is currently investigating potential misapplication of funds by a former Contact Wireless employee. After October 1, 2003 Buyer will be responsible for all expenses associated with this investigation and will consider any possible recovery of funds a part of the Assets being purchased.

5.       Buyer's Representations and Warranties

         Buyer represents and warrants to Seller that the following are true as of the date of this Purchase Agreement and will be true at Closing:

          A.   Organization and Standing.

                  Buyer is a corporation validly existing and in good standing under the laws of its state of incorporation, with full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business in all jurisdictions where it does business.

          B.   Approval and Binding Agreement.

               Buyer has approved, by all necessary and appropriate corporate action, the execution, delivery and performance of this Agreement and consummation of the Transactions, and has authorized its officers to take all action and to execute, acknowledge and deliver all documents appropriate to consummate the Transactions. No other approvals for the Transactions or the Agreement must be obtained which have not been obtained. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.

          C.   No Breach of Other Instruments or Agreements.

               Neither the execution and delivery of this Agreement and associated instruments and agreements by Buyer nor compliance with the terms and provisions of it, nor consummation of the Transactions will conflict with, or result in a breach of any of the terms, conditions or provisions of the Buyer's Articles of Incorporation or Bylaws, or any mortgage, lease, order, judgment, agreement, instrument or provision of any kind or character to which Buyer is a party, or constitute a default thereunder.

          D.   Insolvency.

          Buyer is not insolvent or unable to pay its creditors when due.

          E.   Litigation.

               No litigation, actions or proceedings, legal, equitable, administrative, arbitration or otherwise ("Litigation") is or are pending or threatened which might affect the consummation of the Transactions. Buyer knows of no basis for any such Litigation.

          F.   Payment of Purchase Price.

               Buyer is able to pay, and shall pay, when and as due, the Purchase Price.

4.       Conditions Precedent to Closing

         A.    Seller's Conditions Precedent.

              Seller's obligation to consummate the Transactions at Closing pursuant to this Agreement is conditioned upon the following being performed or waived at Closing:

               1. Buyer's representations and warranties in this Agreement are true and correct in all material respects at the time of Closing.

               2. Buyer has performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by that Buyer before or at Closing.

               3. Buyer is not in a bankruptcy, reorganization or insolvency proceeding.

               4. Buyer has completed due diligence. After that due diligence, Buyer will purchase the Assets in an "as is" condition, without warranty of fitness, merchantability, suitability or any other warranty.

          B.   Buyer's Conditions Precedent.

               Buyer's obligation to consummate the Transactions at Closing pursuant to this Agreement is conditioned upon the following being performed or waived at Closing:

               1. Seller's representations and warranties in this Agreement are true and correct in all material respects at the time of Closing.

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.

               2. Seller has performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller before or at Closing.

               3.   Buyer has completed due diligence.

               4. Seller is not in a bankruptcy, reorganization or insolvency proceeding.

7.       Closing

         A.       Closing.

                  Closing shall occur as soon as practicable at a place agreed upon by the parties, but in any event not later than October 1, 2003. If Seller's and Buyer's conditions precedent have been performed or waived, the Transactions will be closed. If those conditions precedent have not been performed or waived, the Transactions will not be closed, and the rights, duties, and obligations between the parties will be terminated without further liability.

               1.   Duties of Seller.

                    Seller shall deliver to Buyer at Closing:

                    a.   An executed Bill of Sale for the Assets.

                    b.   Executed Sublease Agreement to Buyer.

                    c. Such other documents as may be necessary and proper to complete the Transactions.

               2.   Duties of Buyers.
                    Buyers will deliver to Seller at Closing:

                    a.   The Purchase Price.

                    b.   Executed Sublease.

                    c. Such other documents as may be necessary and proper to complete the Transactions.

8.       Costs and Expenses

         All costs and expenses incurred in conducting the Transactions shall be borne by the party required to furnish the instruments or documents, or as otherwise agreed upon by the parties.

9.       Remedy for Breach of Warranty

         If any warranty or representation in this Agreement is found within twelve months of Closing to be untrue or inaccurate, the party desiring to make a claim for damages resulting from that breach may do so by delivering to the breaching party express written notice of the details of that breach and the intent to make a claim, the notice to be received by the breaching party no later than twelve months following the date of Closing. Time is of the essence for the purpose of this paragraph. The party to whom such a representation has been made shall request an arbitration conducted under the rules of the American Arbitration Association and such arbitration shall be conducted in Houston, Harris County, Texas. The results of the arbitration shall be binding upon all

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.

parties. The prevailing party in that arbitration shall be entitled to recover its costs, including reasonable attorneys' fees, incurred in the arbitration proceeding, from the non-prevailing party, and an award of the costs and expenses shall be included in the final judgment entered in the arbitration. No amount of any claim under this Section may be offset against other amounts owing to the party against whom the claim is made unless and until the arbitrators render a decision against that party.

10.      Miscellaneous

         This Agreement binds and benefits the parties, their successors, assigns and transferees, may not be assigned by Seller or Buyer without the prior written permission of the other. This Agreement and its attachment shall specifically be enforceable and is governed by the laws of Texas, and the Parties specifically stipulate that venue shall be Houston, Harris County, Texas. This Agreement may be modified only in writing. It, together with the contemporaneous agreements executed in conjunction with it, constitutes the entire agreement and understanding of the parties and supersedes all prior oral or written agreements and understandings. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which, taken together, will constitute one and the same instrument. Captions and titles have been inserted in this Agreement for the benefit of the parties in referring to it, but will not be construed or interpreted as part of it.

11.      Notices

         Any notice or other communication required under this Purchase Agreement before or after Closing or otherwise desired to be given by either party to the other shall be deemed to be duly given when personally delivered or when mailed by certified or registered mail, return receipt requested, postage prepaid, or delivered, prepaid, to an expedited delivery service, to the other party, addressed as follows:

                  Seller:
                           Contact Wireless, Inc.
                           c/o Eagle Broadband, Inc.
                           101 Courageous Drive
                           League City, Texas 77573
                           Attention:  Dave Weisman
                  Buyer:
                           eRF, Inc.
                           ------------------------
                           ------------------------
                           Attention: President

or to such other address which may be furnished in writing by one party to the other.

12.      Severability

         If any provision of this Agreement is held to be invalid, void, or unenforceable by a court of competent jurisdiction, that provision shall be severed from this Agreement and the other provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless removal of the provision in question results in a material change to this Agreement. The Parties shall negotiate in good faith to agree upon and incorporate substitute language to replace that severed from this Agreement that reflects the original intent of the Parties as closely as possible without being invalid, void, or unenforceable.

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.


13.      Time of Essence

         Time is of the essence in regard to all terms and provisions of this Agreement.

14.      Survival of Representations and Warranties

         Representations and warranties made by the parties in this Purchase Agreement shall survive for a period of twelve months from Closing.

15.      Termination of Agreement

         Grounds for Termination. In addition to the termination rights otherwise provided in this Agreement, the Transactions may be terminated at any time before Closing:

         A. By mutual consent of Buyer and Seller.

         B. By Buyer or Seller if either party has determined in its sole discretion that the Transactions have become inadvisable or impracticable solely by reason of the institution or threat of federal, state, or local government proceedings against either or both of the parties with respect to the consummation of the Transactions.

16.      Proprietary Information

         Buyer agrees, represents and warrants that, unless Seller's prior written consent has been obtained, Buyer will not, at any time, use for the benefit of other than Seller, directly or indirectly, on behalf of either Buyer or any other person or business entity, any Confidential information (other than that related to the Assets) provided by Seller to Buyer. Confidential information as used in this paragraph, means trade secrets, proprietary information, financial information or other confidential information. Confidential information does not include information generally known in the industry in which Seller and Buyer engage or information which is available from public records or public sources, in either case not as a result of violation of this paragraph. Seller, on the one hand, and Buyer, on the other hand, agree that release of the other's confidential information in violation of this Section will cause irreparable harm to the other, and that, upon any breach or threatened breach of this Section, Buyer or Seller, as the case may be, may seek, without limitation of other actions and remedies which might be available, equitable injunctive relief.

17.      Indemnity

                  Seller ("Seller Indemnitor") agrees to indemnify and hold harmless Buyer and Buyer's officers, directors, shareholders, affiliates, employees and agents ("Buyer Indemnitees"), and Buyer ("Buyer Indemnitor") (Seller Indemnitor and Buyer Indemnitor being an "Indemnitor") agrees to indemnify and hold harmless Seller and Seller's officers, directors, shareholders, affiliates, employees and agents ("Seller Indemnitees") (Buyer Indemnitees and Seller Indemnitees being an "Indemnitee") from any and all damages, losses (including diminution in value), liabilities, payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, reasonable attorneys' fees (collectively "Damages"), directly or indirectly resulting from, relating to or arising out of:

                  a. Any breach of or material inaccuracy in any representation or warranty of the indemnifying party contained in this Agreement;

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.

                  b. Any breach or non-performance, partial or total, by the indemnifying party of any covenant or agreement of the indemnifying party in this Agreement, including the obligation of timely payment;

                  c. As to Seller Indemnitor, the ownership, management or use of the Assets before the Effective Time of Closing, the conduct of the Business before the Effective Time of Closing.

                  d. As to Buyer Indemnitor, the ownership, management or use of the Assets after the Effective Time of Closing, the conduct of the Business after the Effective Time of Closing and tax obligations of Seller under this Agreement.(Business property tax for 2002 and pro rata 2003; past office lease located at 1800 NE Loop 410, Suite 160, San Antonio, Texas, and other corporate income tax and franchise tax and other corporate obligations stay with Contact Wireless corporation, and Seller shall indemnify Buyer against such liabilities).

                  Notice and Participation.

                  If a claim by a third party is made against an Indemnitee, and if the Indemnitee intends to seek indemnity with respect to that claim under this Section, the Indemnitee shall promptly, and in any event within 60 days, after the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement ("Claim"), notify the Indemnitor(s) from whom indemnification is sought of that Claim. The Indemnitor, at its option, may assume (with legal counsel reasonably acceptable to the Indemnitee) the defense of any claim, demand, lawsuit, or other proceeding (together, "Action") in connection with the Indemnitee's Claim, and may assert any defense of Indemnitee or Indemnitor, provided that Indemnitee shall have the right at its own expense to participate jointly with Indemnitor in the defense of any Action in connection with the Claim, and provided further, that failure to give that notice shall not preclude Indemnitee from making any Claim thereon if the failure or delay in giving that notice did not prejudice Indemnitee. If Indemnitor elects to undertake the defense of any Claim, Indemnitee shall cooperate with Indemnitor to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination of mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Indemnitor's management of the Claim with regard to the amount of Damages payable by the Indemnitor hereunder. However, the Indemnitor may not enter into any waiver, release or settlement of any Claim in respect of which indemnification is sought without the prior written consent of the Indemnitee (which shall not be unreasonably withheld), unless that waiver, release or settlement (i) includes an unconditional release of the Indemnitee from all liability arising out of that Claim, and (ii) does not contain any factual or legal admission by or with respect to any Indemnitee or any adverse statement with respect to the character, professionalism, expertise, business acumen, or reputation of any Indemnitee or any action or inaction of any Indemnitee.

                  Reimbursement.

                  If the Indemnitor shall undertake, conduct or control the defense or settlement of any Claim and it is later determined that the Claim was not a Claim for which the Indemnitor is required to indemnify, the Indemnitee, jointly and severally, shall repay to the Indemnitor all costs and expenses with respect to the Claim or Action.

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.

                  Expiration of Indemnification

                  The foregoing indemnity obligation shall expire 12 months from the date this Agreement was executed.

                  Limitation of Liability

                  Each party shall insure its liabilities and indemnity obligations hereunder with insurance or qualified self-insurance. IN NO EVENT SHALL EITHER PARTY'S TOTAL LIABILITY TO THE OTHER, FOR ANY AND ALL LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING FOR INDEMNIFICATION, HOWSOEVER CAUSED AND REGARDLESS OF THE LEGAL THEORY ASSERTED, INCLUDING BREACH OF CONTRACT OR WARRANTY, TORT, STRICT LIABILITY, STATUTORY LIABILITY OR OTHERWISE, IN THE AGGREGATE, EXCEED ONE AND ONE HALF TIMES THE TOTAL AMOUNT OF THE PURCHASE PRICE THERETOFORE PAID BY BUYER TO SELLER.

18.      Proration of Personal Property Taxes

         Personal property taxes shall be prorated through the Closing Date. Seller shall pay, and reimburse Buyer for, to the extent Buyer pays, any and all personal property taxes through the Closing Date. Buyer shall timely render the property for taxation purposes and shall pay, and reimburse Seller for, to the extent Seller pays, any and all valid personal property taxes from the Closing Date onward.

19.      Further Assurances

         Seller and Buyer will, from time to time upon request, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all further bills of sale, assignments, applications, transfers or conveyances as may be reasonably required to fulfill the purposes of this Agreement and accomplish the Transactions.

20. Bulk Sales Compliance. Upon Buyer's request, Seller will deliver to Buyer at closing a sworn list of all creditors. By reason of this list the parties agree that notice to creditors under the Bulk Sales Act will not be required and need not be given except with respect to any creditors named on the list.

DATED: __________________________

Seller:                                              Buyer:

Eagle Broadband, Inc.                                eRF, Inc.


By: ___________________                     By: _________________________
Print: ________________                     Print:_______________________
Its:___________________                     Its: ________________________

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.



                                   Appendix 1A


Switch Center Lease & Tower Leases: Description of Each
Lease.                                                          Appendix 1A-i


Network Equipment: Description of equipment at each site.       Appendix  1A-ii


Network Contracts and Agreements : Descriptions of
Agreements and contracts.                                       Appendix  1A-ii



Paging Licenses: Attached                                       Appendix  1A-iv



Settlement document.                                            Appendix  1A-vi

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.


                                   Appendix B
                                    SUBLEASES

Exhibit 10.13 Purchase Agreement between Eagle Broadband, Inc., Subsidiary Contact Wireless, Inc., and eRF, Inc.

                                   Appendix C

                BUYER ASSUMED LIABILITIES (RECURRING LIABILITIES)






















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